UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 14, 2005

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IITEM 3.02	Unregistered Sale of Equity Securities.

On October 14, 2005, the Company sold to a group of outside investors, for an aggregate cash investment of $142,046, an equity package consisting of 835,561 shares of DiaSys Common Stock and a Common Stock Purchase Warrant entitling them to purchase 1,671,120 shares of Common Stock at $.17 per share, the then current market price, at any time prior to the fifth anniversary of the transaction date.

On October 28, 2005, the Company sold to an outside investor, for an aggregate cash investment of $25,000, an equity package consisting of 119,047 shares of DiaSys Common Stock and a Common Stock Purchase Warrant entitling him to purchase 238,094 shares of Common Stock at $.21 per share, the then current market price, at any time prior to the fifth anniversary of the transaction date.

None of the securities issued in the above transactions were registered under the Securities Act of 1933, as amended (the "Securities Act"). Sales to members of the Company's senior management were made in reliance upon the general exemption afforded by Section 4(2) of the Securities Act; all other sales were made solely to accredited investors and were thus exempt under 4(6) of such Act and Rule 506 of Regulation D promulgated thereunder. Each of the investors in such transactions represented to the Company in writing that he or she was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.
SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DIASYS CORPORATION
Date: August 7, 2006	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer